UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 27, 2007

Innovo Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-18926	11-2928178
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5901 S Eastern Ave, Commerce, California		90040
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	323-837-3700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

Please see disclosure in Item 5.02 regarding the compensation arrangement with the newly appointed Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) of Innovo Group Inc.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2007, Innovo Group Inc. announced that it appointed Hamish S. Sandhu as its Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer), ("CFO"), effective as of that date. A copy of the press release announcing this appointment is attached here as Exhibit 99.1 and incorporated herein by reference.

Mr. Sandhu, age 44, was previously Chief Financial Officer of California Tan, Inc., a consumer products company manufacturing and marketing lotion and equipment to the indoor tanning industry from January 2006 until August 2007. From September 2001 until December 2005, Mr. Sandhu was Chief Financial Officer of Ancra International LLC, a manufacturer of aircraft cargo systems and trucking restraint products. Mr. Sandhu began his career at Deloitte & Touche LLP. Prior to that, Mr. Sandhu held various Chief Financial and Corporate Controller positions at other manufacturing and distribution based companies. Mr. Sandhu has a bachelor of arts degree in Economics and Accounting from Australian National University, holds a CPA license and is a member of the American Institute of Certified Public Accountants, California Society of Certified Public Accountant and Australian Institute of Chartered Accountants.

In connection with Mr. Sandhu’s appointment as CFO, we entered into a written offer letter whereby Mr. Sandhu agreed to serve as our CFO. A copy of the written offer letter is attached here as Exhibit 10.1 and incorporated herein by reference. Under the terms of the offer letter, Mr. Sandhu’s annual base salary will be $205,000. In addition, Mr. Sandhu received a grant on August 27, 2007, pursuant to our 2004 Stock Incentive Plan, to purchase up to 100,000 shares of our common stock at an exercise price equal to the closing price of our common stock on that date. The option has a term of 10 years, will vest in equal monthly installments over the next 24 months and will first be exercisable on September 27, 2007. We also agreed to pay the full cost of participation in our health insurance plan for Mr. Sandhu and his family. Mr. Sandhu will also be entitled to six (6) months of his monthly base salary as a severance payment in the event that a Change in Control occurs during the four years following August 27, 2007 and his employment is subsequently terminated. For purposes of the offer letter, a "Change in Control" shall be deemed to have occurred upon the closing of a transaction which: (i) the Company sells or otherwise disposes of all or substantially all of its assets; or (ii) there is a merger or consolidation of Company with any other corporation or corporations, provided that the shareholders of Company, as a group, do not hold, immediately after such event, at least fifty percent (50%) of the voting power of the surviving or successor corporation. Notwithstanding anything to the contrary, Mr. Sandhu is an employee at-will and has not entered into an employment agreement with us.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number Description

10.1 Offer Letter by and between Innovo Group Inc. and Hamish Sandhu

99.1 Press Release dated August 27, 2007

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Innovo Group Inc.

August 27, 2007	By:	/s/ Marc Crossman

Name: Marc Crossman
Title: Chief Executive Officer and President (Principal Executive Officer)

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Offer Letter by and between Innovo Group Inc. and Hamish Sandhu
99.1	Press Release dated August 27, 2007